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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
Queens County Bancorp, Inc.:

   We consent to the use of our report dated January 18, 2000, incorporated by reference in Pre-Effective Amendment No. 2 to the Registration Statement Form S-4 of Queens County Bancorp, Inc., relating to our audit of the consolidated statements of condition of the Queens County Bancorp, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report and is incorporated by reference in the Queens County Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, and to the reference to our Firm under the heading "Experts" in the Registration Statement.


                                                 /s/ KPMG LLP


New York, New York
October 11, 2000